SUNCOMMERCE
                                   CORPORATION

                              Development Agreement
                              For Services Between
                      SunCommerce Corporation (the Company)
                                       and
                   High Tech Venture Capital Inc. (the Client)
                         for the the Client Web Server.

I.          Project  Construction

The  Company  Agrees  to  the  Following  Terms  and  Conditions

1. Project Construction. In this Agreement, the Project means the Software and the Web Server to be configured by the Company for the Client and all associated object and source code, domain name HTML, URL's, graphics, designs, trade-marks, information, data and related tangible and intangible materials in any form or on any medium will be owned and controlled by the Client upon final payment as outlined in Project Design Plan.

The Company agrees to develop, duplicate, customize, and implement software to the particular needs of the Client as outlined in this document and specifically listed in The Project Design Plan. The result will be a web sever completely configured to the specifications outlined in Project Design Plan.

2.     Entry  of  Content.  The  Company agrees to provide facilities including:

Project  Management.
Database  Programming.
System  Administration.
Web  Design.

3. Security Design. The Company agrees to confer with the Client regarding the implementation of hardware and software firewalls and other security concerns. No provisions for the security of the Client Web Server outside of this agreement are expressed or implied.

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4.     Customization  With  Graphics.  The  Company  agrees  to  provide  custom graphic design for the new Client Web Server. Included will be all templates, logos, navigation bars, icons, and general layout design of the Client Web Server.

5. Database Customization & Installation. The Company agrees to provide database design for uploading of text files, documents, streamed media links and pictures through a web browser interface as outlined in the Project Design Plan.

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6.     Customer  training.  The  Company  agrees to provide one training session covering the mechanics of the application. The Company agrees to provide a user manual and technical configuration guide.

II.          Rights  To  Technology

1. Proprietary Software. All aspects of the Project and any modifications made to the Project by or for the Client or the Company or any other person, including without limitation programs and methods of processing and including translations, compilations, partial copies, derivations, modifications and updated works and all copyright, patent, trade-mark and other intellectual property rights in respect of any of the foregoing, are, will e and remain the sole and exclusive property of the Client (without further act of the Company) and will not be sold, revealed, disclosed or otherwise communicated, directly or indirectly, by the Company to any person whatsoever other than as set forth in this Agreement. It is expressly understood that no title to or ownership of the Project or any modifications made to the Project by or for the Client or the Company or any other person, or any part thereof, will be retained by the Company, and the Company hereby waives and will obtain from each of its employees waivers of any moral rights associated with the Project. The Client will sign off of any further indemnity upon the completion of the Project.

2. Third Party Software. It is understood that the Project will be partially constructed using database and web authoring software configured by Microsoft and Allaire Corporations. Use of the software is governed by the terms of the Licence Agreement, which accompanies or is included in the software.

3. Hardware Requirements. It is understood that the system will be configured on hardware to be specified in the Project System Requirements Document. It is further understood that consideration for the configuration of the server hardware is separate and peripheral to the cost structure outlined in the Project Design Plan. The Project System Requirements Document will include costs for hardware and all licencing of third party software.

4. Intellectual Property Claims. The Company will indemnify and hold the Client harmless and will defend, at its own expense, any threatened or actual suit against the Client based upon a claim that any aspect of the Project, its use, or the documentation for the Project infringes upon a patent, copyright, trade-mark, trade secret or other intellectual property right of any third party anywhere in the world, and will pay any settlement, costs and damages awarded, provided that:

(a) such infringement has not resulted from a modification of the Project which has not been made by or approved by the Company or from the Client combining the Project or a portion of the project with any other program or data;

(b) the Company is notified in writing promptly of any notice received by the Client of any claim or of any threatened or actual suit;

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(c)     the  Company  will  have the right to control the defense of any claims, suits or proceedings and the Client will not settle any claims, suits or proceedings without the consent of the Company; and

(d) at the Company's request and expense, the Company is given sufficient information and other assistance by the Client for the defense of the same.

Following receipt of a notice of any such claim or of any such threatened or actual suit, the Company may, at its option, either procure such rights as may be required or modify the Project in a manner sufficient to assure the Client the right to continue to use the Project in the manner contemplated by this Agreement without any material reduction in functionality.

The  Client  Agrees  to  the  Following  Terms  and  Conditions

1. Facilitate Project. To facilitate completion of the Project in a timely manner.

2. Provision of Raw Database Content. To provide all copy (text) information in a form that it can be captured and entered into the system (i.e.: text documents). Content can be delivered as hard copy (print or photocopy of relevant materials), or digital (hard disk or via email) for direct data entry.

3. Rights to Database Content. The Client retains ownership and all rights (licensing or otherwise) of all database content provided to the Company, collected by system, or provided by partners, customers, or members using the system.

4. Information. The Client agrees to be liable for all data information provided to SunCommerce Corporation. The Client agrees to ensure that all information furnished for the company is true and lawful.

5. Title. The system transfers to the Client only upon payment in full, and sign off of any future indemnity.

III.          System  Maintenance

It is anticipated that the loan on the system will require staffing, equipment, and bandwidth spikes, and ongoing maintenance. It is understood that all factor inputs for operation of the server after sign off will be borne entirely by the client. It is understood that an additional agreement may be arranged for hosting and maintaining the server outside of the terms of this agreement for the Client Web Server.

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IV.          Authorization

1. Obligations and Conditions. Parties agree that this written agreement constitutes the complete obligations and conditions. No express or implied warranties have been made outside the contents herein.

2.     Time  is  of  the  Essence.  Time  is  of  the  essence  hereof.

3.     Estimated  Completion  date  and  final  sign-off:  October  15,  1999.

4. Estimated Cost of Customization: $75,000.00 CDN + applicable taxes. This does not include consideration for the Server as outlined in the Project System Requirements Document.

I, Kirk Exner, on behalf of High Tech Venture Capital Inc., and not in my personal capacity, hereby acknowledge to the stated work and agree to pay SunCommerce Corporation in the amount of $75,000.00 CDN + applicable taxes. Deposit will be made in the amount of $35,000.00, after which all work will begin. A second payment of $10,000.00 will be made on August 15, 1999. A third payment of $10,000.00 will be made on September 15, 1999. Final payment including all applicable taxes will be made upon successful completion of the work stated in the Project Design Plan, and the Project System Requirements Document, after which point SunCommerce will release all work transfer title of the server to the client.

The parties agree that this agreement may be assigned by the Client to a third party without the consent of the Company provided the assignee agrees to be bound by the provisions of this agreement.

SunCommerce  Corporation                    High  Tech  Venture  Capital  Inc.

/s/  Andy  Fedak  Date:  July  9,  1999     /s/  Kirk  Exner  Date: July 9, 1999
Authorized  Signatory                       Authorized  Signatory

Name  Andy  Fedak  -  President             Name  Kirk  Exner,  President